UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                            FORM 8-K


                     CURRENT REPORT PURSUANT
                  TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


   Date  of report (Date of earliest event reported):   June  19,
2006 (June 13, 2006)

                        Innovo Group Inc.
     (Exact Name of Registrant as Specified in Its Charter)

                            Delaware
         (State or Other Jurisdiction of Incorporation)

            0-18926                        11-2928178
    (Commission File Number)   (IRS Employer Identification No.)


5804 East Slauson Avenue, Commerce, California       90040
(Address of Principal Executive Offices)           (Zip Code)

                         (323) 725-5516
      (Registrant's Telephone Number, Including Area Code)

                               N/A
  (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

<PAGE 1>

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On June 19, 2006, Innovo Group Inc., or the Company, received written correspondence from Mr. Paul Robb dated June 13, 2006 indicating that due to an unanticipated conflict of interest, he would be unable to continue serving as a director of the Company, and accordingly, was resigning his position as a member of the Board of Directors. Mr. Robb had not yet been appointed to any committees of the Board of Directors. Mr. Robb's resignation is not the result of a disagreement with management. A copy of the correspondence is attached as Exhibit
17.1 to this Current Report on Form 8-K.

     On June 19, 2006, the Company issued a press release, which is attached hereto and incorporated herein by reference as
Exhibit 99.1 to this Current Report on Form 8-K, regarding the resignation of Mr. Robb.

ITEM 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit
Number         Description

17.1           Correspondence from Director dated June 13, 2006

99.1           Press Release dated June 19, 2006

<PAGE 2>

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              INNOVO GROUP INC.
                              (Registrant)

Date:  June 19, 2006          By:  /s/ Marc Crossman
                                   Marc Crossman
                                   Chief Executive Officer,
                                   President, Chief Financial
                                   Officer and Director
                                   (Principal Executive Officer
                                   and Principal Financial
                                   Officer)

<PAGE 3>


                          Exhibit Index

Exhibit
Number         Description

17.1           Correspondence from Director dated June 13, 2006

99.1           Press Release dated June 19, 2006

<PAGE 4>

<END>